UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2020

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin Street, Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01  Entry into a Material Definitive Agreement.

In connection with the Transaction described in Item 5.01 below, as of October 9, 2020 (the “Transaction Date”), Zoom Telephonics, Inc. (the “Company”) entered into a Standstill and Voting Agreement (the “Standstill Agreement”) with Zulu Holdings LLC (“Zulu”) and Jeremy P. Hitchcock. Mr. Hitchcock is the Company’s acting principal executive officer and Chairman of the Board of Directors (the “Board”) of the Company. Mr. Hitchcock and Zulu, which is an entity controlled by Mr. Hitchcock, beneficially own majority of the common stock of the Company, as described in Item 5.01 below. Pursuant to the terms of the Standstill Agreement, each of Zulu, Mr. Hitchcock and their controlled affiliates (the “Restricted Parties”) have agreed not to effect any (a) transaction involving the Company and any Restricted Party, in which any Restricted Party would have a material interest different from stockholders of the Company generally, (b) purchase of more than 10% of the then total number of shares of outstanding Company common stock, and (c) sale, transfer or other disposition of Company common stock to a third party that would result in such third party beneficially owning more than 20.0% of the Company’s outstanding common stock immediately after giving effect to such transaction. The duration of the “Standstill Period” lasts through the earlier of: (i) such time as the Restricted Parties beneficially own less than 45.0% of the outstanding common stock of the Company, and (ii) the third anniversary of the date of the Standstill Agreement.

The Standstill Agreement is filed as Exhibit 99.1 to this Form 8-K. The foregoing description of the Standstill Agreement in this Item 8.01 is not complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, which is attached hereto as Exhibit 99.1.

Item 5.01  Changes in Control of Registrant.

According to Amendment No. 11 to Schedule 13D (the “Schedule 13D Amendment”) filed by Jeremy P. Hitchcock, Elizabeth Cash Hitchcock, Orbit Group LLC, Hitchcock Capital Partners, LLC and Zulu with the Securities and Exchange Commission (the “SEC”) on October 13, 2020, on the Transaction Date, Zulu entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Frank B. Manning, Terry Manning, Rebecca Manning, Peter R. Kramer, Bruce M. Kramer, the Bruce M. Kramer Living Trust under agreement dated July 31, 1996, Elizabeth T. Folsom, and Joseph Donovan (collectively, the “Sellers”) pursuant to which Zulu purchased an aggregate of 3,543,894 shares of common stock of the Company from the Sellers at a purchase price of $2.50 per share. The disclosures set forth in the Schedule 13D Amendment reporting the transaction effected pursuant to the Purchase Agreement (the “Transaction”), are incorporated herein by reference. The Schedule 13D Amendment reports that, as a result of the Transaction, Mr. Hitchcock and Zulu currently beneficially own 51.8% and 51.5%, respectively, of the outstanding common stock of the Company. Such Transaction constitutes a change of control of the Company.

As required to be disclosed by Item 403(c) of Regulation S-K, other than the previously disclosed transactions involving Mr. Hitchcock and Zulu as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 4, 2020 or in a Form 8-K of the Company, including this Form 8-K, filed with the SEC subsequent thereto, which disclosures of any such transactions are incorporated herein by reference, there are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection with the Transaction, on the Transaction Date, Joseph J. Donovan, Peter R. Kramer and Frank B. Manning resigned from the Board of Directors (the “Board”) of the Zoom Telephonics, Inc. (the “Company”). Mr. Donovan was a member of the Audit Committee, Compensation Committee and Nominating Committee of the Board and, by resigning from the Board, also resigned from such committees. Mr. Kramer was a member of the Compensation Committee and Nominating Committee of the Board and, by resigning from the Board, also resigned from such committees.

The resignations of each of Messrs. Donovan, Kramer and Manning was not the result of any disagreement with the Company, its management, the Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On October 13, 2020, the Company issued a press release announcing the retirement and resignations of Messrs. Donovan, Kramer and Manning. The press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Standstill and Voting Agreement, dated as of October 9, 2020, by and among Zoom Telephonics, Inc., Zulu Holdings LLC and Jeremy P. Hitchcock.
99.2	Press release of Zoom Telephonics, Inc., dated October 13, 20202, announcing retirement of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: October 13, 2020	By:	/s/ Jacquelyn Barry Hamilton
Jacquelyn Barry Hamilton
Chief Financial Officer